UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: May 26, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTPRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177	77 Beale Street P.O. Box 770000 San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                             PG&E Corporation                                          ☐
Emerging growth company                             Pacific Gas and Electric Company                  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
PG&E Corporation
☐
Pacific Gas and Electric Company
☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No.
 19-30088
(DM) (the “Chapter 11 Cases”). On March 16, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated March 16, 2020 [Docket No. 6320] with the Bankruptcy Court (as thereafter amended on May 22, 2020 [Docket No. 7521], and as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”).
On May 26, 2020, the Utility entered into (i) a commitment letter (the “Utility RCF Commitment Letter”) with JPMorgan Chase Bank, N.A. and the other commitment parties party thereto (the “Utility RCF Commitment Parties”) pursuant to which the Utility RCF Commitment Parties have agreed, subject to the terms and satisfaction or waiver of the conditions contained therein, to provide a $3,500,000,000 revolving credit facility (the “Utility Revolving Credit Facility”) to the Utility and (ii) a commitment letter (the “Utility Term Loan Commitment Letter”) with JPMorgan Chase Bank, N.A. and the other commitment parties party thereto (the “Utility Term Loan Commitment Parties”) pursuant to which the Utility Term Loan Commitment Parties have agreed, subject to the terms and satisfaction or waiver of the conditions contained therein, to provide an up to $6,000,000,000 term loan credit facility (the “Utility Term Loan Credit Facility”) to the Utility.
The Utility Revolving Credit Facility will have a tenor of three years, subject to two one-year
extension options. The proceeds from the Utility Revolving Credit Facility will be used to fund transactions contemplated under the Plan and to finance working capital needs, capital expenditures and other general corporate purposes of the Utility and its subsidiaries. The Utility Term Loan Credit Facility will be comprised of two tranches, with tenors of 364 days and 18 months. The proceeds from the Utility Term Loan Credit Facility will be used to fund transactions contemplated under the Plan.
On May 26, 2020, the Corporation entered into a commitment letter (the “Corporation RCF Commitment Letter” and, together with the Utility RCF Commitment Letter and the Utility Term Loan Commitment Letter, the “Commitment Letters”) with JPMorgan Chase Bank, N.A. and the other commitment parties party thereto (the “Corporation RCF Commitment Parties”) pursuant to which the Corporation RCF Commitment Parties have agreed, subject to the terms and satisfaction or waiver of the conditions contained therein, to provide a $500,000,000 revolving credit facility (the “Corporation Revolving Credit Facility” and, together with the Utility Revolving Credit Facility and the Utility Term Loan Credit Facility, the “Credit Facilities”) to the Corporation.
The Corporation Revolving Credit Facility will have a tenor of three years, subject to two one-year
extension options. The proceeds from the Corporation Revolving Credit Facility will be used to finance working capital needs, capital expenditures and other general corporate purposes of the Corporations and its subsidiaries.
Each Credit Facility will become effective upon the satisfaction or waiver of certain conditions, including, without limitation, the Corporation’s and the Utility’s emergence from bankruptcy, accuracy of representations and warranties, payment of fees and expenses, completion of “know-your-customer” requirements, delivery of opinions, absence of any continuing defaults, receipt of required approvals, delivery of UCC financing statements and other documentation necessary for perfection of security interests.
Upon the effectiveness of the respective Credit Facilities, (a) the obligations of the Utility under the Utility Revolving Credit Facility and under the Utility Term Loan Credit Facility will be secured by the issuance of first mortgage bonds of the Utility secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and will rank pari passu
with the other first mortgage bonds issued by the Utility and (b) the obligations of the Corporation under the Corporation Revolving Credit Facility will be secured by a pledge of the capital stock of the Utility owned by the Corporation, and will have first-out
payment priority in accordance with the collateral documents to be entered into.

The foregoing description of the Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Utility RCF Commitment Letter, the Utility Term Loan Commitment Letter, and the Corporation RCF Commitment Letter, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively and incorporated herein by reference.
Item 7.01	Regulation FD Disclosure.

On May 15, 2020, the Official Committee of Tort Claimants (the “TCC”) filed an objection to confirmation of the Plan, arguing, among other things, that it should be a condition to Plan confirmation that the Debtors and the TCC confirm the amount of “Normalized Estimated Net Income” (as defined in the Plan) for purposes of the Plan or, alternatively, that Normalized Estimated Net Income be determined through arbitration. Under the Plan, Normalized Estimated Net Income is used to determine the number of shares of PG&E Corporation common stock to be issued to the Fire Victim Trust (as defined in the Plan) under the Plan. “Normalized Estimated Net Income” is also a contractual term used in the Amended and Restated Chapter 11 Plan Backstop Commitment Letters (the “Backstop Commitment Letters”) among PG&E Corporation and various investors (the “Backstop Parties”) and has a substantially similar definition in the Backstop Commitment Letters as in the Plan.
On May 27, 2020, PG&E Corporation announced that the amount of Normalized Estimated Net Income had not yet been confirmed between the Debtors and representatives of the TCC or the Backstop Parties. The Debtors are engaged with representatives of the TCC and the Backstop Parties to reach a determination on the amount of Normalized Estimated Net Income. If an acceptable resolution cannot be reached, the Debtors reserve all rights to determine the amount of Normalized Estimated Net Income in accordance with the terms of the Plan and the Backstop Commitment Letters. The Debtors expect that Normalized Estimated Net Income will be announced no later than the commencement of any equity offering in connection with the implementation of the Plan, or prior to a drawing, if any, under the Backstop Commitment Letters.
The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Debtors’ filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Cautionary Statement Concerning Forward-Looking Statements
This current report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to the Plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation’s and the Utility’s annual report on Form 10-K for the year ended December 31, 2019, as updated by their joint quarterly report on Form 10-Q for the quarter ended March 31, 2019, and their subsequent reports filed with the SEC. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and the Utility that commenced on January 29, 2019. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.
Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1 (1)	Utility RCF Commitment Letter, dated May 26, 2020, by and among the Utility, JPMorgan Chase Bank, N.A., and Citibank, N.A. as co-administrative agents, and the commitment parties party thereto

10.2	Utility Term Loan Commitment Letter, dated May 26, 2020, by and among the Utility, JPMorgan Chase Bank, N.A., as administrative agent, and the commitment parties party thereto

10.3	Corporation RCF Commitment Letter, dated May 26, 2020, by and among the Corporation, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the commitment parties party thereto

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

(1)
In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing. Such omitted schedules or similar attachments include information about counterparties. The registrants agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ Jason P. Wells
Jason P. Wells
Dated: May 2 7 , 2020		Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
David S. Thomason
Dated: May 2 7 , 2020		Vice President, Chief Financial Officer and Controller